EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Benthos, Inc.

North Falmouth, MA

We hereby consent to the incorporation by reference in the Company’s previously filed Registration Statements on Form S-8 (File No. 333-19425, File No. 333-60301 and File No. 333-50734) of Benthos, Inc. of our report dated October 28, 2005 (except for the matter discussed in Note 10, for which the date is November 2, 2005), relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-KSB.

/s/ BDO Seidman, LLP

Boston, Massachusetts

December 29, 2005